EX 99.28(h)(15)(i)

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT
(Fund of Funds)

THIS AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT (this “Agreement”), is effective June 8, 2017, among Jackson National Life Insurance Company (“Insurance Company”), on behalf of itself and certain of its separate accounts; JNL Series Trust (“Trust”), an open-end investment company organized under the laws of the Commonwealth of Massachusetts, on behalf of each of its series listed on Attachment A, severally and not jointly (each, a “Fund,” and collectively, the “Funds”); Jackson National Asset Management, LLC (“JNAM”), a limited liability company organized under the laws of the State of Michigan; American Funds Insurance Series (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, on behalf of each of its funds listed on Attachment A, severally and not jointly (each, a “Master Fund,” and collectively, the “Master Funds”); each of the funds identified as Retail Funds on Attachment A attached hereto (each, a “Retail Fund” and collectively, the “Retail Funds”).; Capital Research and Management Company (“CRMC”), a corporation organized under the laws of the State of Delaware, and American Funds Service Company (the “Transfer Agent”), a corporation organized under the laws of the State of California. This Agreement amends and restates the Fund Participation Agreement dated April 30, 2012, as amended.

WITNESSETH:

WHEREAS, Insurance Company proposes to issue, now and in the future, certain multi-manager variable annuity contracts and/or variable life policies (the “Contracts”);

WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an “Account”) for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the “Commission”) as a unit investment trust under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Contracts, which are or will be registered by Insurance Company (unless exempt from such registration) with the Commission for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Series is divided into various funds, and each Master Fund is subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Master Fund;

WHEREAS, each Retail Fund is a registered open-end management investment company, as defined in the 1940 Act, and each Retail Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Retail Funds;

WHEREAS, the Trust is divided into various series, and each Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Funds;

WHEREAS, certain Funds propose to hold shares of various Master Funds and Retail Funds (the Master Funds, together with the Retail Funds, the “Underlying Funds”), and such Funds will serve as certain of the underlying investment mediums for the Contracts issued with respect to the Accounts listed on Attachment B;

WHEREAS, the Insurance Company, the Trust and JNAM have received an Order from the Commission dated October 25, 2010 (Release No. 29484, File No. 812-13765) granting an exemption from Section 12(d)(1)(A) and (B), Rule 12d1-2(a) and Section 17(a)(1) and (2) of the 1940 Act, a copy of which is attached as Attachment C (the “Order”);

WHEREAS, CRMC is the investment adviser for the Series and the Retail Funds; and

WHEREAS, JNAM is the investment adviser for the Trust;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, JNAM, the Series, each Retail Fund, CRMC and the Transfer Agent hereby agree as follows:

1.	(a)	The Series, each Retail Fund and CRMC each represents and warrants to Insurance Company and the Trust that: (i) a registration statement under the 1933 Act and under the 1940 Act (collectively, the “SEC Filings”) with respect to the Series and each Retail Fund has been filed with the Commission in the form previously delivered to Insurance Company and the Trust, and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission; (ii) the Series and each Retail Fund is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified in accordance with the laws of the state of its organization; (iii) the shares of the Underlying Funds sold pursuant to this Agreement are registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Series and each Retail Fund will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Master Funds and the Retail Funds are sold; (iv) the Series and each Retail Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and the Series’ and each Retail Fund’s registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the “Prospectus”) shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series, the Retail Funds or CRMC by Insurance Company and the Trust expressly for use therein; and (v) the Series, the Retail Funds and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(b)	The Series, each Retail Fund and CRMC represent and warrant to the Trust and JNAM that:

i)
all of the Series and Retail Fund trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Series or a Retail Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series or Retail Fund, as applicable, in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid

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bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ii)
each has received a copy the Order, and that CRMC and the board of trustees of the Series and each Retail Fund understand the terms and conditions of the Order.  The Series, each Retail Fund and CRMC each hereby agree to adhere to the terms and conditions of, and fulfill their responsibilities under, the Order as set forth in the Order and in this agreement and to adopt such procedures as may be necessary to comply with the terms and conditions of the Order.  The Series, each Retail Fund and CRMC further agree to promptly notify the Trust and JNAM if the Series and/or CRMC fail to comply with the terms and conditions of the Order.

(c)	CRMC represents and warrants to the Insurance Company, the Trust and JNAM that:

i)	it is lawfully organized and validly existing under the laws of its state of organization;

ii)	it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

iii)	this Agreement constitutes its legal, valid and binding obligation, enforceable against the Series and CRMC in accordance with its terms;

iv)
no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

v)
any information furnished in writing by CRMC for use in the registration statement or annual report of the Trust or the Contracts will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Trust’s or the Contracts’ registration statements failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

vi)	it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and

vii)
it will perform its obligations for the Series and the Retail Funds in accordance in all material respects with the laws of the Series’ and Retail Funds’ applicable state of  organization and any applicable state and federal securities laws.

(d)	The Series and each Retail Fund represents and warrants to the Trust and JNAM that:

i)
the board of the Series and each Retail Fund, including a majority of its independent trustees, has been informed that no consideration will be paid by the Series or a Master Fund or by a Retail Fund to the Trust or a Fund in connection with any services or transactions.  In the event that any such consideration will be paid by an Underlying Fund to the Trust, a Fund or other entity described in the Order and a Fund’s investment in the Underlying Fund exceeds the limit of Section 12(d)(1)(A)(i) of the 1940 Act, the Series or the applicable Retail Fund shall seek a determination by its board of trustees that the

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consideration (i) is fair and reasonable in relation to the nature and quality of services and benefits received by the Underlying Fund; (ii) is within the range of consideration that the Underlying Fund would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (iii) does not involve overreaching on the part of any person concerned;

ii)
the board of the Series and each Retail Fund, including a majority of its independent directors or trustees, has adopted or will adopt procedures (the “Affiliated Underwriting Procedures”) reasonably designed to monitor any purchases of securities by Master Funds or the applicable Retail Fund in an offering of securities during the existence of an Affiliated Underwriting (as defined in the Order).  The Series and each Retail Fund further represents and warrants to the Trust and JNAM that it will maintain and preserve permanently in an easily accessible place, a written copy of the Affiliated Underwriting Procedures and any modifications to the Affiliated Underwriting Procedures.  Further, the Series and each Retail Fund represents and warrants to the Trust and JNAM that the board of the Series and each Retail Fund shall review these procedures periodically, but no less frequently than annually, to determine whether purchases were influenced by the investment by the Trust in the Series.  Specific considerations for the board of the Series and the Retail Funds, and appropriate action based on its review, are detailed in condition 6 of the Order; and

(e)
The Series, each Retail Fund and CRMC each represent and warrant to the Trust and JNAM that an Underlying Fund in which a Fund invests will not acquire securities of any other investment company or entity that would meet the definition of “investment company” in the 1940 Act, but for the exception provided in Section 3(c)(1) or 3(c)(7) of the Act, in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Underlying Fund: (i) receives such securities as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); (ii) acquires (or is deemed to have acquired) such securities pursuant to exemptive relief from the Commission permitting the Underlying Fund to: (x) acquire securities of one or more investment companies for short-term cash management purposes or (y) engage in inter-fund borrowing and lending transactions.

(f)
The parties to this Agreement acknowledge that the receipt of any compensation by (i) an affiliated person of a Fund, or an affiliated person of such person, for the purchase of shares of the Underlying Funds by the Funds, or (ii) an affiliated person of a Series or Retail Fund, or an affiliated person of such person, for the sale of shares of the Underlying Funds by the Series or Retail Fund to the Funds, may be prohibited by Section 17(e)(1) of the Act.

2.	(a)	The Trust represents and warrants to the Series, each Retail Fund and CRMC that (i) the shares of the Funds are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Massachusetts; (iii) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (iv) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform, in all material respects, to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of

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a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by CRMC, the Series or a Retail Fund expressly for use therein; (v) and the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(b)	Insurance Company represents and warrants to the Series and CRMC (with respect to (i)-(viii) below), and to each Retail Fund (with respect to (i)-(v) and (vii) below) that:

i)	it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

ii)	this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms;

iii)
no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

iv)	it will or has established the Accounts as separate accounts under Michigan law;

v)
it has registered the Accounts as unit investment trusts under the 1940 Act to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Accounts in proper reliance upon an exclusion from registration under the 1940 Act;

vi)
the Contracts are or will be and at the time of issuance will be treated as variable annuity contracts and variable life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), that Insurance Company will maintain such treatment and that it will notify the Series immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

vii)
any information furnished in writing by Insurance Company for use in the registration statement or annual report of the Series or a Retail Fund will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series’ or a Retail Fund’s registration statement’s failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and

viii)
the Accounts invest in the Funds in reliance on the status of each Account as a “Permitted Investor” within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended and regulations thereunder.

(c)	JNAM represents and warrants to the Series and CRMC that:

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i)
it is lawfully organized and validly existing under the laws of its State of Michigan; it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and that it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Michigan and any applicable state and federal securities laws; and

ii)
at the time of investing in the shares of an Underlying Fund in excess of three percent of the total outstanding voting stock of the Underlying Fund, it shall notify the Series or the applicable Retail Fund and CRMC of the investment and transmit to CRMC on behalf of the Series or Retail Fund, a list of the names of each Fund of Funds Affiliate (as defined in the Order) and Underwriting Affiliates (as defined in the Order).  In the case of a subadvised Fund, JNAM represents and warrants that it shall notify the Series or the applicable Retail Fund and CRMC of the investment and cause the Fund’s subadviser to transmit to CRMC on behalf of the Series or the applicable Retail Fund, a list of the names of each Fund of Funds Affiliate and Underwriting Affiliates with respect to the subadviser.

(d)
The Trust and JNAM represent and warrant to the Series, each Retail Fund and CRMC that JNAM and the board of the Trust each understand the terms and conditions of the Order; and JNAM and the Trust each hereby agree to adhere to the terms and conditions of, and fulfill their responsibilities under, the Order as set forth in the Order and in this agreement and to adopt such procedures as may be necessary to comply with the terms and conditions of the Order. The Trust and JNAM further agree to promptly notify the Series, the Retail Funds and CRMC if the Trust and/or JNAM fail to comply with the terms and conditions of the Order.

(e)	The Trust shall be responsible for voting shares of the Underlying Funds in a manner consistent with the terms of the Order.

(f)	The Trust and JNAM hereby agree that they will adhere to allocation limitations placed on the Retail Funds by CRMC.

3.	(a)	The Series and each Retail Fund will furnish to Insurance Company and the Trust such information with respect to the Series or Retail Fund in such form and signed by such of its officers as Insurance Company and the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series or the applicable Retail Fund will advise Insurance Company and the Trust immediately of: (i) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the Retail Fund or the initiation of any proceeding for that purpose; (ii) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series or Retail Fund of which it becomes aware; or (3) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or a Retail Fund or which requires the making of a change therein in order to make any statement made therein not misleading.

(b)
The Series and each Retail Fund will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series or Retail Funds as may reasonably be necessary for use as the funding vehicle for the Contracts.

(c)	The Series agrees to make Class 1 shares of the Master Funds available for investment by the Funds, and each Retail Fund agrees to

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make Class R-6 shares of such Retail Fund available for investment by the Funds.

4.
The Series and each Retail Fund or the Transfer Agent will compute the closing net asset value, and any distribution information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Underlying Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange is open for business (a “Business Day”) or at such other time as the net asset value of an Underlying Fund is calculated, as disclosed in the relevant Underlying Funds’ current prospectuses.  The Series, the applicable Retail Fund or the Transfer Agent will use their best efforts to communicate to the Insurance Company such information by 6:30 p.m. Eastern Time on each Business Day.  Such information shall be accurate and true in all respects and updated continuously.

5.
In the event an adjustment is made to the computation of the net asset value of Underlying Fund shares as reported to Insurance Company under paragraph 4, (1) the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940, as amended, and (2) the Series, the applicable Retail Fund or Transfer Agent shall notify Insurance Company as soon as practicable after discovering the need for any such adjustment. Additional shares of the Series, or the applicable Retail Fund, and any amounts due the Funds and or Insurance Company shall be paid promptly consistent with the Funds and Insurance Company’s obligations to timely make correcting payments to and correct Contract owner accounts.  Notification may be made in the following manner:

(a)
Fund/SERV Transactions.  The parties agree that they will, as soon as reasonably practicable, in light of applicable economic and operational considerations, use the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system, and if Fund/SERV is used, any corrections to the fund prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct fund prices and applicable date.  If the corrections are dated greater than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or

(b)
Manual Transactions.  Until such time as Fund/SERV is used, or if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV (as is currently contemplated as of the date of this Agreement), any corrections to Underlying Fund prices should be communicated by facsimile or by electronic transmission acceptable to Transfer Agent.  With respect to errors in the net asset value as communicated to the Fund or Insurance Company, the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940.  Additional shares of the applicable Series and Retail Funds and any amounts due the Funds and or Insurance Company shall be paid promptly consistent with the Funds and Insurance Company’s obligations to timely make correcting payments to and correct Contract owner accounts.

6.            Purchases and redemptions of shares shall be handled in the following manner:

(a)	Manual Transactions. In the event manual transactions are used, the following provisions shall apply:

i)
Next Day Transmission of Orders. Prior to 4:00 p.m. Eastern time each Business Day (“Trade Date”), the Insurance Company, on behalf of the Fund, (x) shall provide the Transfer Agent with the percentage of the net assets of the Fund

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that they desire to invest in each Underlying Fund (the “Target Allocation”) or (y) have a standing order with the Transfer Agent stating the Target Allocation for the Fund.  To maintain the Target Allocation, the Insurance Company, on behalf of the Fund, will give instructions to the Transfer Agent by 8:00 a.m. Eastern Time, on the next Business Day setting forth the net purchases or redemptions for each Fund to be directed to an Underlying Fund (the “Transaction Amount”).  Provided that the Insurance Company provides the Transaction Amount to the Transfer Agent no later than 8:00 a.m. Eastern time the Business Day following the Trade Date, the purchase or redemption order shall be deemed to be received prior to 4:00 p.m. Eastern time on Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date.  Transfer Agent may process orders it receives after the 8:00 a.m. deadline using the following Business Day’s net asset value.

None of CRMC, the Series, or any Retail Fund, or the Transfer Agent shall have any responsibility for calculating or verifying the Target Allocation or the Transaction Amount.

ii)
Purchases.  The Fund will initiate payment by wire transfer to a custodial account designated by the Series and/or the applicable Retail Fund(s) for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date.

iii)
Redemptions.  Aggregate orders for redemption of shares of the Underlying Funds will be paid in cash and wired from the Underlying Funds’ custodial account to an account designated by the Fund.  Transfer Agent will initiate payment by wire to the Fund or its designee of proceeds of such redemptions two days following the Trade Date (T+2).

(b)	Fund/SERV Transactions. For transactions via the Fund/SERV system, the following provisions shall apply:

i)
The Fund (or its designee) and Transfer Agent will be bound by the terms of the Fund/SERV Agreement filed by each with the NSCC.  Without limiting the generality of the following provisions of this section, the Fund and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

ii)
Any information transmitted through Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC.  Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

iii)
Same Day Trades.  To maintain the Target Allocations on each Business Day, the Fund shall communicate to Transfer Agent by Fund/SERV the aggregate purchase orders and redemption orders (if any) for each Underlying Fund by no later than 5:00 a.m. Eastern Time on the following Business Day.  Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to the Close of Trading on the Trade Date.  (x) If Target

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Allocations are communicated daily by Insurance Company and such Target Allocations are not communicated to the Transfer Agent by 4:00 p.m. Eastern time on any given Business Day or (y) if Insurance Company conveys Target Allocations by standing order and changes to such standing order are not communicated to the Transfer Agent by 4:00 p.m. Eastern time on any given Business Day, orders pursuant to such new Target Allocations or changes to standing order shall not be transmitted to the Transfer Agent by Fund/Serv prior to 5:00 a.m. on the following Business Day.  Transfer Agent may process orders it receives after the 5:00 a.m. deadline using the net asset value determined on the Business Day following the Trade Date.

(c)
Contingencies.  All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each Master Fund. In the case of delayed settlement, Transfer Agent and the Fund shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940. Such wires for the Funds and the Transfer Agent should be sent to the account wire instructions on file with the parties.

(d)
Processing Errors.  Processing errors which result from any delay or error caused by a Fund or its designee may be adjusted through the NSCC System by the Fund by the necessary transactions on a current basis.

(e)
Coding.  If applicable, orders for the purchase of Underlying Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Separate Account.

(f)
Reconciliation.  The Fund shall reconcile share positions with respect to each Underlying Fund for each Fund as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Fund’s share positions with respect to each Underlying Fund reported by Transfer Agent reconcile with share positions for that Fund.  Fund shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non-reconciling items within five business days.

(g)
Verification.  Within a reasonable period of time after receipt of a confirmation relating to an Instruction, a Fund shall verify its accuracy in terms of such Instruction and shall notify Transfer Agent of any errors appearing on such confirmation.

(h)
Order Processing.  Any order by a Fund for the purchase of shares of the respective Underlying Funds through Transfer Agent shall be accepted at the time when it is received by the Transfer Agent (or any clearinghouse agency that Transfer Agent may designate from time to time), and at the offering and sale price determined consistent with the provisions of 6(a)(i) or (b)(iii), above, as applicable, unless rejected by Transfer Agent or the respective Underlying Funds.  In addition to the right to reject any order, the Series and each Retail Fund has reserved the right to withhold shares from sale temporarily or permanently. Transfer Agent will not accept any order that is placed on a conditional basis or subject to any delay or contingency prior to execution.  The procedure relating to the handling of orders shall be subject to instructions that Transfer Agent shall forward from time to time to all members of the selling group.  The shares purchased will be issued by the respective Underlying Funds only against receipt of the purchase price,

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in collected New York or Los Angeles Clearing House funds.  If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by Transfer Agent or by the respective Underlying Funds without any responsibility or liability on the part of the Transfer Agent or the Underlying Funds, and the Transfer Agent and/or the respective Underlying Funds may hold the Insurance Company or the Funds responsible for any loss, expense, liability or damage, including loss of profit suffered by the Transfer Agent and/or the respective Underlying Funds, resulting from the Fund’s delay or failure to make payment as aforesaid.

7.
The Series and each Retail Fund reserves the right to temporarily suspend sales if the Board of Trustees of the Series or applicable Retail Fund (the “Underlying Fund Board”), acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the Underlying Fund Board may refuse to sell shares of any Underlying Fund to any person, or suspend or terminate the offering of shares of any Underlying Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Underlying Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Underlying Fund, and as consistent with its anti market-timing and late-trading policies and procedures.

8.
The Trust has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include, but is not limited to, monitoring Contract holder trading activity.  Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

9.
The Trust will make Class 1 shares of the Funds listed on Attachment A available to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Funds as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Funds.

10.
The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts each corresponding to a Fund investing in shares of Underlying Funds (each, a “Subaccount”) for investment in shares of the Funds as may be offered from time to time in the Contracts.  The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

11.
Transfer of the Underlying Funds’ shares will be by book entry only.  No stock certificates will be issued to the Accounts or Funds.  Shares ordered from a particular Underlying Fund will be recorded by the Series or the applicable Retail Fund as instructed by the Trust in an appropriate title for the corresponding Fund.  Shares ordered from a particular Fund will be recorded by the Trust or the Trust’s transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

12.
The Series and each Retail Fund shall furnish notice of the dividend rate to the Trust of any dividend or distribution payable on any shares of the Master Funds or the applicable Retail Fund held by the Funds prior to the close of business on the ex-dividend date.  The Trust hereby elects to receive all such dividends and distributions as are payable on shares of an Underlying Fund recorded in the title for the corresponding Fund in additional shares of that Underlying Fund.  The Series or the applicable Retail Fund shall promptly notify the Trust of the number of shares so issued.  The Trust reserves the right

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to revoke this election and to receive all such income dividends and capital gain distributions in cash.

13.
The Series and each Retail Fund shall pay all expenses incidental to its performance under this Agreement.  The Series and each Retail Fund shall see to it that all of the shares of each Master Fund and each Retail Fund are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account.  The Series and each Retail Fund shall bear the expenses for the cost of registration of its shares, preparation of prospectuses (which in this Agreement shall include any summary prospectuses unless the context otherwise requires) and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series’ or a Retail Fund’s shares subject to this Agreement.  The Series and each Retail Fund will provide Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

With respect to any prospectus (the “Report”) of the Series and each Retail Fund that are printed in combination with the Report of other investment options for the Contracts (the “Booklet”), the Series or the applicable Retail Fund shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series’ or the applicable Retail Fund’s Reports included in the Booklet to the number of pages in the Booklet as a whole.

14.	(a)	Insurance Company shall bear the expenses for the cost of preparation and delivery of any Series or Retail Fund prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series and each Retail Fund shall provide, at its expense, such documentation, if any as may be required, (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the prospectus for the Series or a Retail Fund is amended), to have the prospectus or prospectuses, for the Contracts and the Series or Retail Funds, printed together in one or more documents (such printing to be done at Insurance Company’s expense with respect to prospective investors and such printing and mailing to be done at Series’ or Retail Funds expense to existing Contract owners).

(b)
The Series and each Retail Fund will provide to the Insurance Company and the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials that pertain to the Contracts, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the applicable Series or a Retail Fund or its shares, within a reasonable time after filing of each such document with the Commission or the Financial Industry Regulatory Authority.

(c)
The Series, each Retail Fund and CRMC hereby consent to the Insurance Company’s and Trust’s use of the names of the Series and CRMC, as well as the names of the Master Funds and Retail Funds set forth in Attachment A of this Agreement, in connection with marketing the Funds and Contracts, subject to Section 7 of that certain Business Agreement, by and among Insurance Company, CRMC, Jackson National Life Distributors and American Funds Distributors. The Company acknowledges and agrees that CRMC and/or its affiliates own all right, title and interest in and to the names Capital Research and Management Company, American Funds,

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American Funds Distributors and American Funds Insurance Series and the name of each Retail Fund, and covenants not, at any time, to challenge the rights of CRMC and/or its affiliates to such name or design, or the validity or distinctiveness thereof. The Series, each Retail Fund and CRMC hereby consent to the use of any trademark, trade name, service mark or logo used by the Series, a Retail Fund and CRMC, subject to the Series’, the applicable Retail Fund’s and CRMC’s approval of such use and in accordance with reasonable requirements of the Series, the Retail Fund or CRMC. Such consent will terminate with the termination of this Agreement. The Insurance Company and Trust agree and acknowledge that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Series, the Retail Funds and/or CRMC.

(d)
The Trust may distribute the prospectuses of the Underlying Funds pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498”).  For purposes of this Agreement, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

(e)
The parties agree that neither the Insurance Company nor the Trust is required to distribute Summary Prospectuses, Statutory Prospectuses, or other Series’ or Retail Funds’ documents to its contract owners, but rather delivery or use of the Summary Prospectus, the Statutory Prospectus or other Series’ or Retail Funds’ documents will be at the discretion of Insurance Company and the Trust.  The Insurance Company and the Trust each agree that it will give CRMC and the Series and the Retail Funds sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus. The following representations and warranties apply to the extent the Insurance Company or the Trust distributes the Summary Prospectus and or Statutory Prospectuses:

(i)          The Series, each Retail Fund and CRMC represent and warrants that:

A.
the Summary Prospectuses and the hosting of such Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Series, the Retail Funds and the applicable Underlying Funds;

B.
the url indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting the current Series and fund documents or Retail Fund documents required to be posted in compliance with rule 498, which shall include the Statutory Prospectus; and

C.
they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Underlying Fund documents made directly to the Series, a Retail Fund, CRMC or one of their affiliates.

(ii)          The Insurance Company and the Trust represent and warrant that:

A.
they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional fund documents made directly to the Insurance Company, the Trust or one of their affiliates; and

B.	any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

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(f)
CRMC, the Series and the Retail Funds may provide web links or url’s to the Insurance Company and/or the Trust for use with their electronic delivery of fund documents or on the Insurance Company’s website.  Insurance Company and/or the Trust will be solely responsible for the maintenance of such web links.  CRMC, the Series and the Retail Funds will be responsible for maintaining the Series’ and Retail Funds’ current documents on the site to which such web links or url’s originally navigate to.

15.	(a)	Insurance Company represents and warrants to the Series and each Retail Fund that any information furnished in writing by Insurance Company or the Trust to the Series or a Retail Fund for use in the registration statement and financial statements of the Series or applicable Retail Fund will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)
The Series, each Retail Fund and CRMC represent and warrant to Insurance Company and the Trust that any information furnished in writing by the Series, a Retail Fund or CRMC to Insurance Company or the Trust for use in the registration statement and financial statements of the Trust or the Contracts will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

16.	(a)	Insurance Company, the Trust and their affiliates shall make no representations concerning the Series’ or a Retail Fund’s shares except those contained in the then current registration statement, Prospectus, or statement of additional information of the Series or applicable Retail Fund, in such printed information subsequently issued on behalf of the Series, the Retail Funds or other funds managed by CRMC as supplemental to the Series’, the Retail Funds’ Prospectus, in information published on the Series’, the Retail Funds’ or CRMC’s internet site, or in materials approved by CRMC or its affiliates.

(b)
The Series and each Retail Fund and their affiliates shall make no representations concerning the Trust’s shares or the Contracts except those contained in the then current registration statement, Prospectus or statement of additional information of the Trust or Contract, in such printed information subsequently issued on behalf of the Trust or Insurance Company as supplemental to the Trust’s or Contract’s Prospectus, or in materials approved by the Insurance Company, the Trust or its affiliates.

17.	(a)	The Series, each Retail Fund and CRMC represent and warrant that each Underlying Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision). Shares of the Series may be offered to separate accounts of various insurance companies (“Participating Insurance Companies”) in addition to the Trust. The Series and CRMC represent and warrant that no other Participating Insurance Company or other entity will purchase shares in any Master Fund for any purpose or under any circumstances that would preclude Insurance Company or the Trust from “looking through” to the investments of each Master Fund in which it invests, pursuant to the “look through” rules found in Treasury Regulation 1.817-5. The Series or CRMC will notify the Insurance Company and the Trust immediately upon having a reasonable basis for believing that any Master Fund has ceased to so qualify or

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that any might not so qualify in the future.

(b)
The Series and CRMC represent and warrant that the Series and each Master Fund will at all times comply with the diversification requirements of Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Master Fund.  The Series and CRMC represent and warrant that any failure to comply with such diversification requirements would be a material breach of this Agreement as it may result in the Contracts not being treated as variable contracts for federal income tax purposes which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability.  The Series will notify the Company immediately upon having a reasonable basis for believing that the Series or a Master Fund thereunder has ceased to comply with the diversification requirements or that the Series or Master Fund might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Series will take all reasonable necessary steps to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.  The Series will provide Insurance Company and the Trust with securities holdings reports for each Master Fund within ten days after each calendar quarter.

18.
The Series hereby notifies Insurance Company and the Trust that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

19.          Indemnification.

(a)
Insurance Company and JNAM, as applicable, shall indemnify and hold harmless CRMC, each of the Master Funds, each Retail Fund, and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), to which they may be subject, insofar as such Losses arise out of or are based upon (i) Insurance Company’s or JNAM’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Insurance Company’s or JNAM’s violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by Insurance Company or JNAM of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by Insurance Company.  Insurance Company or JNAM, as applicable, shall also reimburse CRMC, the Master Funds, the Retail Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.  This indemnity provision is in addition to any other liability which Insurance Company or JNAM may otherwise have to CRMC, the Master Funds, the Retail Funds or their respective affiliates.

(b)
CRMC and the Series and each Retail Fund, as applicable, shall each indemnify and hold harmless, Insurance Company, JNAM, each of the Funds, and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all Losses to which they may be subject, insofar as

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such Losses arise out of or are based upon (i) CRMC’s, the Series’ or the applicable Retail Fund’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) CRMC’s, the Series’ or the applicable Retail Fund’s violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by CRMC, the Series or a Retail Fund of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by CRMC, the Series or applicable Retail Fund. CRMC, the Series and each Retail Fund, as applicable, shall also reimburse Insurance Company or JNAM and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.  This indemnity provision is in addition to any other liability which CRMC, the Series or a Retail Fund may otherwise have to Insurance Company, JNAM or the Funds and their respective affiliates.

(c)
Promptly after receipt by a party entitled to indemnification under this paragraph 19 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 19, notify the indemnifying party of the commencement thereof.  The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party.  After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

20.
The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement.  Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute.  This Agreement will terminate with respect to one, some or all of the Funds and Underlying Funds:

(a)	by mutual agreement at any time; or

(b)	any party at any time, with respect to one, some or all of the Underlying Funds, upon six months written notice;

(c)
at the option of Insurance Company, the Trust, CRMC or the Series or each Retail Fund (with respect to that Retail Fund) upon ten calendar days’ prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts; or

(d)
at the option of Insurance Company or the Trust, upon ten calendar days’ prior written notice, if shares of the Series are not reasonably available or with respect to a Retail Fund if shares of that Retail Fund are not reasonably available; or

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(e)
at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or CRMC fails to meet the requirements for diversification under Section 817 (or any successor or similar provision) or to qualify as a RIC under the Code or if the Insurance Company or Trust reasonably and in good faith believes a Master Fund may fail to meet such requirements or qualify; or

(f)
in the event the Series’ or a Retail Funds’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of the Series’ shares as an underlying investment for the Funds or the Contracts issued or to be issued by Insurance Company; in such event prompt notice shall be given by Insurance Company, the Trust or the Series or the Retail Fund to each of the other parties; or

(g)
at Insurance Company or Trust’s option by written notice to the Series or the applicable Retail Fund and/or CRMC if Insurance Company or Trust shall determine in its sole judgment exercised in good faith, that to stop offering a Fund because either the Series, a Retail Fund or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(h)
at the option of the Series, each Retail Fund (with respect to that Retail Fund) or CRMC by written notice to Insurance Company and the Trust if the Series, the applicable Retail Fund or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

21.
All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received:  (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company:
Jackson National Life Insurance Company
7601 Technology Way
Denver, CO  80237
Attn: Alison Reed
Facsimile No.: 720-489-6580

If to the Trust:
JNL Series Trust
1 Corporate Way
Lansing, MI 48951
Attention: General Counsel, Legal Department
Facsimile No.: 517-706-5517

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with a copy to:

Ropes & Gray LLP
191 North Wacker Drive, 32nd Floor
Chicago, IL 60606
Attention: Paulita Pike
Facsimile No.: 312-845-5500

If to JNAM:
Jackson National Asset Management, LLC
1 Corporate Way
Lansing, MI 48951
Attention: General Counsel, Legal Department
Facsimile No.: 517-706-5517

If to Series:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:  Michael J. Downer, Executive Vice President
Facsimile No.: 213-615-0430

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:  Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
     Fund Business Management Group
Facsimile No.:  213-615-0430

If to a Retail Fund or CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:  Michael J. Downer, Senior Vice President,
     Fund Business Management Group, and Secretary
Facsimile No.: 213-615-0430

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:  Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
     Fund Business Management Group
Facsimile No.:  213-615-0430

If to Transfer Agent
American Funds Service Company
333 South Hope Street, 55th Floor
Los Angeles, California 90071
Attention:  Kenneth R. Gorvetzian, Chairman
Facsimile No.:  213-615-0430

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with a copy to:

Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention:  Michael J. Downer, Senior Vice President,
      Fund Business Management Group and Secretary
Facsimile No.:  213-615-0430

and

American Funds Service Company
Attn: HOST - Contract Administration Team
3500 Wiseman Blvd.
San Antonio, TX 78251-4321
Facsimile No.: 210-474-4088

22.	If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

23.
If this Agreement terminates, the Series and each Retail Fund, at the Trust’s option, will continue to make additional shares of the Series or the applicable Retail Fund available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series or the applicable Retail Fund liquidates or applicable laws prohibit further sales.  The Trust agrees not to redeem shares of the Series and each Retail Fund unless:  (a) the Agreement is terminated; (b) legitimately doing so to meet Target Allocations; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as otherwise agreed to or permitted among the parties; or (e) Insurance Company or the Trust provides at least sixty (60) days advance written notice.

24.
The obligations of the Trust, the Series and the Retail Funds under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Trust, the Series and each Retail Fund individually, but bind only the Trust and the Series’ and the Retail Funds’ assets.  When seeking satisfaction for any liability of the Trust, the Series or a Retail Fund in respect of this Agreement, each of the parties agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.  Notwithstanding the foregoing, if Insurance Company or the Trust seek satisfaction for any liability of the Series or a Retail Fund in respect of this Agreement, Insurance Company (on behalf of itself or any Account) and/or the Trust may seek recourse against CRMC.  The parties to this Agreement acknowledge that the obligations of each Fund hereunder are several, not joint, and the assets and liabilities of each Fund are separate and distinct.  The parties hereto agree that all obligations and liabilities of a Fund arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Fund and shall not be binding on or satisfied from any other series of the Trust or the trustees, directors, officers, members or shareholders of the Fund or of any other series of the Trust.  The parties to this Agreement acknowledge that the obligations of each Underlying Fund hereunder are several, not joint, and the assets and liabilities of each Underlying Fund are separate and distinct.  The parties hereto agree that all obligations and liabilities of an Underlying Fund arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Underlying Fund and shall not be binding on or satisfied from any other series of the Series or Retail Fund, as applicable, or the trustees, directors, officers, members or shareholders of the Underlying Fund or of any other series of the Series or Retail Fund, as applicable. Notwithstanding the applicability of New York law to this Agreement pursuant to Section 25, this provision with regard to the obligations and liabilities of the Trust, the Series and the Retail Funds and their respective Trustees,

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officers, employees or shareholders (except CRMC if it is a shareholder) shall control.

25.	This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

26.
This Agreement and the parties’ rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto.  Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

27.
CRMC, the Series and the Retail Funds agree that the names, addresses, and other information relating to the Contract owners or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by CRMC, the Series, the Retail Funds or their affiliates or agents without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto.  Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement.  Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

28.
Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder.  Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party’s activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor’s inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service.  The parties agree to cooperate in good faith in providing records to one another under this provision.

29.	The following Sections shall survive any termination of this Agreement: 4-7, 19, 21-29.

30.
Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms, and will not result in its violating any applicable law or breaching or otherwise impairing any of its contractual obligations.

31.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

32.	This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement.

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33.
In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them within 60 days from the date of the aggrieved party’s notice of its intent to press the dispute, then before any party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously.  One arbitrator is to be named by each party to the disagreement and a fifth arbitrator to be selected by the four arbitrators named by the parties.  The expenses of such arbitration shall be paid by the non-prevailing party. The arbitrators’ findings may only recommend compensatory damages.  Should any party not be satisfied with the arbitrators’ decision the parties may seek any other legal recourse.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of June 7, 2017, effective as of the date first above written.

Jackson National Life Insurance Company
(on behalf of itself and each Account)

By:	/s/ Andrew Bowden
Name:	Andrew Bowden
Title:	SVP & General Counsel

JNL Series Trust, on behalf of each of its Funds listed on Attachment A

By:	/s/ Kelly L. Crosser
Name:	Kelly L. Crosser
Title:	Assistant Secretary

Jackson National Asset Management, LLC

By:	/s/ Susan S. Rhee
Name:	Susan S. Rhee
Title:	SVP & General Counsel

American Funds Insurance Series, on behalf of each of its Master Funds listed on Attachment A

By:	/s/ Steven Koszalka
Name:	Steven Koszalka
Title:	Secretary

American Funds Service Company

By:	/s/ Angela M. Mitchell
Name:	Angela M. Mitchell
Title:	Secretary

Capital Research and Management Company

By:	/s/ Michael J. Downer
Name:	Michael J. Downer
Title:	Sr. Vice President and Secretary

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Capital Research and Management Company, on behalf of each of the Retail Funds listed below as the investment adviser to each such Retail Fund

AMCAP Fund
American Balanced Fund
American Funds Corporate Bond Fund
American Funds Developing World Growth and Income Fund
American Funds Emerging Markets Bond Fund
American Funds Global Balanced Fund
American Funds Inflation Linked Bond Fund
American Funds Mortgage Fund
American Funds Strategic Bond Fund
American High-Income Trust
American Mutual Fund
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
EuroPacific Growth Fund
Fundamental Investors
Intermediate Bond Fund of America
International Growth and Income Fund
New Perspective Fund
New World Fund
SMALLCAP World Fund
Short-Term Bond Fund of America
The American Funds Income Series - U.S. Government Securities Fund
The Bond Fund of America
The Growth Fund of America
The Income Fund of America
The Investment Company of America
The New Economy Fund
Washington Mutual Investors Fund

By:	/s/ Michael J. Downer
Name:	Michael J. Downer
Title:	Sr. Vice President and Secretary

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Attachment A

Funds Investing in Multiple Master Funds

Trust Funds:	Underlying Funds:
JNL/American Funds Balanced Allocation Fund
American Funds Insurance Series Master Funds

Global Growth FundSM
Global Small Capitalization FundSM
Growth FundSM
International FundSM
New World Fund®
Blue Chip Income and Growth FundSM
Global Growth and Income FundSM
Growth-Income FundSM
International Growth and Income FundSM
Asset Allocation Fund
Global Balanced Fund
Bond FundSM
Global Bond FundSM
High-Income Bond FundSM
Mortgage FundSM
U.S. Government/AAA-Rated Securities FundSM

Retail Funds

AMCAP Fund
American Balanced Fund
American Funds Corporate Bond Fund
American Funds Developing World Growth and Income Fund
American Funds Emerging Markets Bond Fund
American Funds Global Balanced Fund
American Funds Inflation Linked Bond Fund
American Funds Mortgage Fund
American Funds Strategic Bond Fund
American High-Income Trust
American Mutual Fund
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
EuroPacific Growth Fund
Fundamental Investors
Intermediate Bond Fund of America
International Growth and Income Fund
New Perspective Fund
New World Fund
SMALLCAP World Fund
Short-Term Bond Fund of America
The American Funds Income Series - U.S. Government Securities Fund
The Bond Fund of America
The Growth Fund of America
The Income Fund of America
The Investment Company of America
The New Economy Fund
Washington Mutual Investors Fund

JNL/American Funds Growth Allocation Fund	American Funds Insurance Series Master Funds

A-1

Trust Funds:	Underlying Funds:

Global Growth FundSM
Global Small Capitalization FundSM
Growth FundSM
International FundSM
New World Fund®
Blue Chip Income and Growth FundSM
Global Growth and Income FundSM
Growth-Income FundSM
International Growth and Income FundSM
Asset Allocation Fund
Global Balanced Fund
Bond FundSM
Global Bond FundSM
High-Income Bond FundSM
Mortgage FundSM
U.S. Government/AAA-Rated Securities FundSM

Retail Funds

AMCAP Fund
American Balance Fund
American Funds Corporate Bond Fund
American Funds Developing World Growth and Income Fund
American Funds Emerging Markets Bond Fund
American Funds Global Balanced Fund
American Funds Inflation Linked Bond Fund
American Funds Mortgage Fund
American Funds Strategic Bond Fund
American High-Income Trust
American Mutual Fund
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
EuroPacific Growth Fund
Fundamental Investors
Intermediate Bond Fund of America
International Growth and Income Fund
New Perspective Fund
New World Fund
SMALLCAP World Fund
Short-Term Bond Fund of America
The American Funds Income Series - U.S. Government Securities Fund
The Bond Fund of America
The Growth Fund of America
The Income Fund of America
The Investment Company of America
The New Economy Fund
Washington Mutual Investors Fund

A-2

Attachment B

List of Accounts

Jackson National Separate Account I
Jackson National Separate Account III
Jackson National Separate Account IV
Jackson National Separate Account V

B-1

Attachment C

The Order

C-1